Exhibit 99.1

Kenneth Bockhorst Appointed Chief Operating Officer of Badger Meter

Brings 20+ years of operations management expertise to growing water meter manufacturer

MILWAUKEE--(BUSINESS WIRE)--September 8, 2017--Badger Meter, Inc. (NYSE: BMI) today announced that it has appointed Kenneth C. Bockhorst, 44, to the newly created position of senior vice president and chief operating officer. Bockhorst brings more than 20 years of experience in global operations management to Badger Meter, the only major independent water meter manufacturer in the United States. Bockhorst, who most recently served as executive vice president of the energy segment of Actuant Corporation (NYSE: ATU), will assume his role at Badger Meter on or before November 1, 2017.

“Ken brings a wealth of valuable knowledge in global manufacturing and continuous improvement to his new role at Badger Meter, as well as extensive experience in delivering high-quality products and services in a competitive global environment,” said Richard A. Meeusen, chairman, president and chief executive officer of Badger Meter. “One of our ongoing priorities is to develop the next generation of Badger Meter leaders. As a key member of the senior management team, Ken will play a vital role in developing strategies for our continued growth and innovation, both domestically and internationally.”

As chief operating officer, Bockhorst will oversee the company’s municipal water and flow instrumentation manufacturing, engineering, sales and marketing and acquisition activities. He will also assume responsibility for the company’s continuous improvement initiatives and new product development.

Bockhorst spent the last six years at Actuant Corporation, a $1.1 billion diversified industrial company with operations in more than 30 countries. As executive vice president of the company’s $330 million energy segment, he oversaw 1,500 employees globally and managed the segment’s three business units. His previous roles included president of the Hydratight business unit and global vice president of operations for Enerpac.

During his tenure at Actuant, Bockhorst established a demonstrated track record of building strong customer relationships and motivated business teams, driving sales growth, executing robust operational excellence initiatives and improving profitability. He also developed and executed strategic plans that included major portfolio enhancements with both acquisition and divestiture activities. Prior to Actuant, he held product management and operational leadership roles at IDEX Corporation (from 2007-2011) and Eaton Corporation (from 1991-2007). Bockhorst earned a bachelor’s degree in operations management, marketing and human resources from Marian University and an Executive MBA from the University of Wisconsin-Madison.

“I’m thrilled to join such a capable senior leadership team at Badger Meter, a company I’ve long admired for its commitment to high-quality products, innovative technology, and helping customers improve their water usage and overall sustainability efforts,” said Bockhorst. “The Board and senior leadership team are a dynamic group that is committed to thoughtful, strategic growth, and I’m looking forward to being a part of this exciting time at Badger Meter.”

In fiscal 2016, Badger Meter achieved record sales, earnings and earnings per share, in addition to marking its 24th consecutive year of increased dividend payments. Over the past five years, the company has delivered an annualized total return to shareholders of 21.8 percent.

About Badger Meter

Badger Meter is an innovator in flow measurement, control and communications solutions, serving water utilities, municipalities, and commercial and industrial customers worldwide. The Company’s products measure water, oil, chemicals, and other fluids, and are known for accuracy, long-lasting durability and for providing valuable and timely measurement data. For more information, visit www.badgermeter.com.

Certain statements contained in this news release, as well as other information provided from time to time by Badger Meter, Inc. (the “Company”) or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “think,” “should,” “could” and “objective” or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company’s then current views and assumptions and involve risks and uncertainties. Some risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward looking statements include those described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 that include, among other things:

  the continued shift in the Company’s business from lower cost, manually read meters toward more expensive, value-added automatic meter reading (AMR) systems, advanced metering infrastructure (AMI) systems and advanced metering analytics (AMA) systems that offer more comprehensive solutions to customers’ metering needs;
  the success or failure of newer Company products;
  changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, manually read meters;
  the actions (or lack thereof) of the Company’s competitors;
  changes in the Company’s relationships with its alliance partners, primarily its alliance partners that provide radio solutions, and particularly those that sell products that do or may compete with the Company’s products;
  changes in the general health of the United States and foreign economies, including to some extent such things as the length and severity of global economic downturns, international or civil conflicts that affect international trade, the ability of municipal water utility customers to authorize and finance purchases of the Company’s products, the Company’s ability to obtain financing, housing starts in the United States, and overall industrial activity;
  unusual weather, weather patterns or other natural phenomena, including related economic and other ancillary effects of any such events;
  economic policy changes, including but not limited to, trade policy and corporate taxation;
  the timing and impact of government funding programs that stimulate national and global economies, as well as the impact of government budget cuts or partial shutdowns of governmental operations;
  changes in the cost and/or availability of needed raw materials and parts, such as volatility in the cost of brass castings as a result of fluctuations in commodity prices, particularly for copper and scrap metal at the supplier level, foreign-sourced electronic components as a result of currency exchange fluctuations and/or lead times, and plastic resin as a result of changes in petroleum and natural gas prices;
  the Company’s expanded role as a prime contractor for providing complete technology systems to governmental entities, which brings with it added risks, including but not limited to, the Company’s responsibility for subcontractor performance, additional costs and expenses if the Company and its subcontractors fail to meet the timetable agreed to with the governmental entity, and the Company’s expanded warranty and performance obligations;
  the Company’s ability to successfully integrate acquired businesses or products;
  changes in foreign economic conditions, particularly currency fluctuations in the United States dollar, the Euro and the Mexican peso;
  the inability to develop technologically advanced products;
  the failure of the Company’s products to operate as intended;
  the inability to protect the Company’s proprietary rights to its products;
  disruptions and other damages to information technology and other networks and operations due to breaches in data security or any other cybersecurity attack;
  transportation delays or interruptions;
  violations or alleged violations of the U.S. Foreign Corrupt Practices Act (FCPA) or other anti-corruption laws and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (referred to as FATCA);
  the loss of certain single-source suppliers; and
  changes in laws and regulations, particularly laws dealing with the content or handling of materials used in the Company's products.

All of these factors are beyond the Company's control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements contained in this news release and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

Badger Meter company news is available 24 hours a day, online at: http://www.badgermeter.com.

CONTACT:
Badger Meter, Inc.
Dawn O’Neill, (414) 371-7276